UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2018 (November 9, 2018)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2016, Newell Rubbermaid Inc., now known as Newell Brands Inc., (the “Company”) entered into a five-year revolving credit agreement (as amended or supplemented from time to time, the “Revolving Credit Agreement”) with a syndicate of banks led by JPMorgan Chase Bank, N.A., as Administrative Agent (the “Lenders”).

On November 9, 2018, the Company and Lenders entered into a letter agreement (the “Letter”) amending certain requirements under the Revolving Credit Agreement that the aggregate book value of dispositions during specified periods not exceed in the aggregate 15% of the Company’s total consolidated assets on a pro forma basis as of the most recently completed fiscal year. Pursuant to the Letter, specified dispositions, if consummated in the quarter ending December 31, 2018, will be excluded from these limitations set forth in Section 6.04(a) of the Revolving Credit Agreement, subject to certain terms and restrictions contained in the Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: November 14, 2018	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary